                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                               September 12, 2001,

                                     between

                            MINDARROW SYSTEMS, INC.,

                           RADICAL COMMUNICATION, INC.

                                       and

                               STREAMEDIA.COM, LLC

                                TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE 1

                           PURCHASE AND SALE OF ASSETS
1.1   Transfer of Assets ................................................    1
1.2   Assets Not Transferred ............................................    3

                                    ARTICLE 2

                CLOSING/PURCHASE PRICE/ ASSUMPTION OF LIABILITIES

2.1   The Closing .......................................................    4
2.2   Purchase Price ....................................................    4
2.3   Payment to RCI on Closing Date ....................................    4
2.4   Instruments of Conveyance and Transfer ............................    4
2.5   Assumption of Certain Liabilities .................................    4
2.6   Tax Allocation ....................................................    5
2.7   Sales and Use Tax .................................................    5

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1   Organization, Corporate Power and Authority .......................    6
3.2   Authorization and Approval of Agreements ..........................    6
3.3   Effect of Agreement ...............................................    7
3.4   Approvals .........................................................    7
3.5   Permits ...........................................................    7
3.6   Financial Statements ..............................................    7
3.7   Absence of Certain Changes ........................................    8
3.8   Trade Accounts and Other Receivables ..............................    9
3.9   Intellectual Property .............................................    9
3.10  Customers and Suppliers ...........................................   11
3.11  Tax Matters .......................................................   12
3.12  Material Contracts ................................................   12
3.13  Condition of Property .............................................   12
3.14  Use of Leasehold Interests ........................................   13
3.15  Legal Proceedings .................................................   13
3.16  Insurance .........................................................   13
3.17  Compliance with Law ...............................................   14
3.18  Employee Benefits .................................................   14
3.19  Bank Accounts, Powers, etc ........................................   15
3.20  Environmental Matters .............................................   15
3.21  Real Property .....................................................   15

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                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
3.22  No Brokers or Finders ..........................................     15
3.23  Investment Representations .....................................     15
3.24  Accuracy of Information ........................................     17

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

4.1   Organization, Corporate Power and Authority ....................     18
4.2   Authorization of Agreement .....................................     18
4.3   Effect of Agreement ............................................     18
4.4   Governmental Approvals .........................................     18
4.5   Capital Structure ..............................................     19
4.6   SEC Filings; Representations and Warranties ....................     19
4.7   No Brokers or Finders ..........................................     19
4.8   Valid Issuance of Purchased Shares .............................     19
4.9   Legal Proceedings ..............................................     20
4.10  Absence of Certain Changes .....................................     20
4.11  Compliance with Law ............................................     21
4.12  Accuracy of Representations and Warranties .....................     21

                                    ARTICLE 5

                                   [RESERVED]

                                    ARTICLE 6

                         ADDITIONAL CONTINUING COVENANTS

6.1   Confidentiality ................................................     21
6.2   Tax Cooperation ................................................     22
6.3   Excluded Assets ................................................     22
6.4   Sellers' Covenant Not to Compete ...............................     22
6.5   Registration of the Purchased Shares ...........................     23
6.6   Piggy-back Registration Rights .................................     25
6.7   Restrictions on Conversion of Series C Preferred Stock .........     26
6.8   Board Nominee ..................................................     26
6.9   Permits and Approvals; Third Party Consents ....................     26
6.10  Audit Cooperation ..............................................     27

                               TABLE OF CONTENTS
                                   (continued)

                                                                    Page
                                    ARTICLE 7

                        ITEMS TO BE DELIVERED AT CLOSING

 7.1   Deliveries to be Made by Sellers ........................     27
 7.2   Deliveries to be Made by Buyer ..........................     27

                                    ARTICLE 8

                                    SURVIVAL

 8.1   Survival of Representations and Warranties ..............     27

                                   ARTICLE 9

                                 INDEMNIFICATION

 9.1   Obligations of Sellers ..................................     28
 9.2   Obligations of Buyer ....................................     28
 9.3   Procedure ...............................................     28
 9.4   Limitations Upon Sellers' Indemnification ...............     30
 9.5   Limitations Upon Buyer's Indemnification ................     30
 9.6   Arbitration .............................................     30

                                   ARTICLE 10

                                     GENERAL

10.1   Amendments; Waivers .....................................     31
10.2   Schedules; Exhibits; Integration ........................     31
10.3   Best Efforts; Further Assurances ........................     31
10.4   Governing Law ...........................................     31
10.5   No Assignment ...........................................     31
10.6   Headings ................................................     32
10.7   Counterparts ............................................     32
10.8   Publicity and Reports ...................................     32
10.9   Remedies Cumulative .....................................     32
10.10  Parties in Interest .....................................     32
10.11  Notices .................................................     32
10.12  Expenses and Attorneys Fees .............................     33
10.13  Specific Performance ....................................     33
10.14  Bulk Transfer Laws ......................................     33

                                TABLE OF CONTENTS
                                  (continued)

                                   ARTICLE 11

                                   DEFINITIONS

                                                                            Page
                Exhibits
                --------

EXHIBIT A              Form of Voting Agreement
EXHIBIT B              Form of Note
EXHIBIT C              Assignment and Assumption Agreement
EXHIBIT D              Bill of Sale
EXHIBIT E              Form of Opinion of Counsel to Seller
EXHIBIT F              Form of Opinion of Counsel to Buyer

Schedules
---------

Disclosure Schedule
-------------------

Other Schedules
---------------

                            ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement is entered into as of September 12, 2001, among MindArrow Systems, Inc., a Delaware corporation ("Buyer"), Radical Communication, Inc., a Delaware corporation ("RCI"), and STREAMedia.com, LLC, a California limited liability company and wholly owned subsidiary of RCI ("STREAMedia" each of RCI and STREAMedia is individually a "Seller" and collectively they are the "Sellers"). Capitalized terms used herein without definition are defined in ARTICLE 11.

                                 R E C I T A L S

           WHEREAS, Sellers own certain assets more particularly described in this Agreement, used by them in the Business;

           WHEREAS, Sellers desire to sell, and Buyer desires to buy, those assets and Buyer is willing to assume certain associated obligations and liabilities, for the consideration and on the terms and conditions described herein; and

           WHEREAS, as a condition and in order to induce Buyer to acquire the assets on the terms set forth herein, Buyer and certain stockholders of RCI have entered into Voting Agreements, the form of which is attached hereto as Exhibit A, pursuant to which such stockholders have, among other things, granted to Buyer an irrevocable proxy to vote in favor of the adoption of this Agreement and all other actions necessary to consummate the transactions contemplated by this Agreement, the shares of common stock of RCI, par value $.001 per share, and the Series A preferred stock of RCI, par value $.001 per share, owned by such stockholders as specified therein, upon the terms and subject to the conditions specified therein, such common stock constituting a majority of the outstanding common stock of RCI on an as converted basis, and such Series A preferred stock constituting a majority of the outstanding Series A preferred stock of RCI.

                                A G R E E M E N T

           In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

           1.1  Transfer of Assets. Subject to the terms and conditions of this
                ------------------
Agreement, on the Closing Date, Sellers will sell, transfer, assign and deliver to Buyer, and Buyer will purchase from Sellers, all of Sellers' right, title and interest in and to all of Sellers' assets, rights and properties, of every kind or nature, which are used in or are related to the Business or are necessary for the operation of the Business as presently conducted, except the Excluded Assets (the "Assets"). The Assets include, but are not limited to, the following:

           (a)  Personal Property. All tangible personal property, including,
                -----------------
but not limited to, fixtures, servers and other computer equipment, vehicles, machinery and equipment, furniture, tools, supplies and inventory, a list of which as of the date hereof is set forth in Section 1.1(a) of the Disclosure Schedule;

           (b)  Accounts Receivable and Prepayments. All accounts receivable
                -----------------------------------
(including, without limitation, all accounts receivable arising from sales prior to the Closing Date, even if the invoices relating to such sales have not been issued), notes receivable, prepaid items, deferred charges, credits, reserves and deposits paid by Sellers, a list of which as of the date hereof is set forth in Section 1.1(b) of the Disclosure Schedule;

           (c)  Cash and Cash Equivalents. All cash on hand and cash equivalents
                -------------------------
(including, but not limited to, bank accounts and temporary cash investments);

           (d)  Intellectual Property. Any or all of the following and all
                ---------------------
rights in, arising out of, or associated therewith, including, but not limited to, all such rights used in the operation of the Business: (i) all United States, international and foreign patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical information, data and customer lists, engineering procedures and all documentation relating to any of the foregoing;
(iii) all copyrights, copyrights registrations and applications therefore, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefore throughout the world;
(v) all trade names, logos, domain names, common law trademarks and service marks, brand names, trademark and service mark registrations and applications therefore throughout the world; (vi) all software (excluding "shrink wrapped" software which is generally available to the public); (vii) customer lists, mailing lists, and know-how; (viii) all works of authorship, databases and data collections and all rights therein throughout the world; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world, together with the goodwill and the business appurtenant thereto and any rights, claims or choses in action relating to or deriving from any of the foregoing (collectively, the "Intellectual Property"), including, without limitation, the specific items identified in Section 3.9 of the Disclosure Schedule;

           (e)  Sales Materials. All of Sellers' sales data and information,
                ---------------
customer lists, supplier lists, mailing lists, catalogues, brochures, sales literature, promotional material, advertising material and other selling material;

           (f)  Books and Records. All books and records (other than accounting
                -----------------
and tax records, copies of which have been provided to Buyer) and all files, documents, papers and agreements (including, but not limited to, those contained in computerized storage media) pertaining to the Assets, the Assumed Liabilities or otherwise to the Business;

           (g)  Assigned Contracts. Subject to the receipt pursuant to Section
                ------------------
6.9 of consent of the applicable contracting party to the assignment of the applicable Contract, all rights of Sellers under all Contracts, guarantees and warranties from third parties, including but not limited to the Contracts listed on any section of the Disclosure Schedule (the "Assigned Contracts");

           (h) Leasehold Interests. The leasehold interests listed on Section
               -------------------
1.1(h) of the Disclosure Schedule, including all leasehold improvements to the leased premises (the "Leasehold Interests");

           (i) Permits. All transferable Permits and equivalent documents;
               -------

           (j) Corporate Name. Radical Communication corporate name and
               --------------
STREAMedia company name; and


           (k) Rights Under Insurance Policies. All of each Seller's rights and
               -------------------------------
interests arising under or in connection with any insurance policies covering all or a portion of the Assets or the Business.

           1.2 Assets Not Transferred. The following assets, rights and
               ----------------------
properties of Sellers are specifically excluded from the Assets and shall be retained by Sellers (the "Excluded Assets"):

           (a) Refund Claims. Rights to or claims for refunds of taxes and any
               -------------
other governmental charges for periods ending on or prior to the Closing Date and the benefit of net operating loss carry-forwards or other tax credits of Sellers;

           (b) Corporate Assets. As set forth in Section 1.2(b) of the
               ----------------
Disclosure Schedule, all nontransferable Permits and assets relating to Sellers' corporate functions (including, but not limited to, the corporate charter, taxpayer and other identification numbers, income tax and accounting records, seals, minute books and stock transfer books, but excluding the corporate names of Radical Communication and STREAMedia);

           (c) Sellers' Rights. Sellers' rights under the Transaction Documents;
               ---------------
and

           (d) Hello Litigation Reimbursement Claim. Sellers' rights to or
               ------------------------------------
claims for reimbursement of legal fees and costs with regard to the litigation between helloNetwork.com, Inc. on the one hand and STREAMedia and RCI on the other hand, which litigation has been settled pursuant to that certain Settlement Agreement dated June 1, 2001 and dismissed with prejudice by stipulation of the parties on June 8, 2001 in United States District Court for the Central District of California, Western Division.

                                   ARTICLE 2
                             CLOSING/PURCHASE PRICE/
                            ASSUMPTION OF LIABILITIES

           2.1 The Closing. The Closing will take place at the offices of
               -----------
O'Melveny & Myers LLP, 114 Pacifica, Suite 100, Irvine, California 92618, on the date hereof or on such later date as Sellers and Buyer may agree.

           2.2 Purchase Price. Subject to the terms and conditions of this
               --------------
Agreement, Buyer agrees to acquire the Assets from Sellers, to assume the Assumed Liabilities and to pay RCI the following consideration: (i) 135,000 shares of the Buyer's Series C Preferred Stock (the "Series C Preferred Stock"),
(ii) 1,980,000 shares of the Buyer's Common Stock (the "Common

Stock" and collectively with the Series C Preferred Stock, the "Buyer's Shares"), and (iii) an unsecured subordinated promissory note (the "Buyer's Note") from the Buyer in the aggregate amount of $1.0 million, the form of which is appended as Exhibit B hereto.

           2.3  Payment to RCI on Closing Date. On the Closing Date, Buyer shall
                ------------------------------
issue the Buyer's Shares and the Buyer's Note to RCI.


           2.4  Instruments of Conveyance and Transfer. On the Closing Date,
                --------------------------------------
Sellers shall execute and deliver or cause to be delivered to Buyer (a) the Bill of Sale, (b) the Assignment and Assumption Agreement, (c) intellectual property assignment agreements in form and substance reasonably satisfactory to Buyer with respect to the Intellectual Property, (d) assignments and estoppel agreements in form and substance reasonably satisfactory to Buyer with respect to all material Leasehold Interests, (e) the opinions, certificates, consents and other documents referred to herein as then deliverable by Sellers, and (f) such other documents as may be reasonably requested by Buyer in order to carry out the Transactions.

           2.5  Assumption of Certain Liabilities.
                ---------------------------------

           (a)  Liabilities Not Assumed. Except for the liabilities and
                -----------------------
obligations specifically assumed pursuant to and identified in Section 2.5(b) below, Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Sellers or any Affiliate of Sellers, (the "Excluded Liabilities") including, but not limited to, the following:

                (i) Any liabilities or obligations incurred, arising from or out of, or in connection with Sellers' operations, the condition of their assets or places of business, or their ownership of the Assets, occurring prior to the Closing Date or the issuance, sale, repayment or repurchase of any of their securities.

                (ii) Any liabilities or obligations incurred, arising from or out of, in connection with or as a result of any alleged or actual defect in any product or in connection with any alleged or actual breach of warranty (whether express or implied) in relation to any product sold by Sellers prior to the Closing Date.

                (iii) Any liabilities or obligations (whether assessed or unassessed) of Sellers for any Taxes, including any Taxes arising by reason of the transactions contemplated herein (with the exception of sales taxes payable by Buyer pursuant to Section 2.7), as of, or for any period ending on or prior to, the Closing Date.

                (iv) All fees and expenses of Sellers in connection with the transactions contemplated herein.

                (v) Any liabilities or obligations to or with respect to former or current officers, directors, employees, consultants or Affiliates of Sellers, including without limitation any liabilities or obligations of Sellers in connection with (1) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (2) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to, benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (3) any retiree health or other benefit plan, agreement or arrangement, (4) any collective bargaining, labor or employment agreement or other similar arrangement or (5) any other employee benefit plan, agreement or similar arrangement.

                (vi) Any liabilities or obligations of any nature to members, stockholders or former members or stockholders of Sellers.

                (vii) Any liabilities or obligations of any nature related to the litigation described in Section 1.2(e).

                (viii) Any liabilities or obligations of any nature related to the matters set forth in Items 2 and 4 of Section 3.15 of the Disclosure Schedule.

                (ix) Any liabilities or obligations of any nature relating to conduct of the Sellers prior to the Closing related to the matters set forth in Items 1 and 3 of Section 3.15 of the Disclosure Schedule.

                (x) Any liabilities or obligations of Sellers incurred, arising from or out of or in connection with this Agreement or the events or negotiations leading up to this Agreement.

           (b)  Assumed Liabilities. Notwithstanding Section 2.5(a), but subject
                -------------------
to the receipt pursuant to Section 6.9 of consent of the applicable contracting party to the assignment of the applicable Contract on the Closing Date, Buyer shall assume the liabilities or obligations specifically identified on Schedule 2.5(b) attached hereto and incorporated herein by this reference (the "Assumed Liabilities").

           2.6  Tax Allocation. Buyer and Sellers shall allocate the Purchase
                --------------
Price to broad categories constituting components of the Assets in accordance with the basis of allocation set forth in Section 2.6 of the Disclosure Schedule. Each party will report the Transactions in accordance with the agreed upon allocation for all federal, state, local and other tax purposes, but such allocation shall not constrain reporting for other purposes.

           2.7  Sales and Use Tax. Buyer and Sellers shall cooperate in
                -----------------
preparing and filing use and sales tax returns relating to, and Buyer shall pay any and all sales taxes due with regard to, the Transactions.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

           Except as otherwise indicated on the Disclosure Schedule previously delivered to Buyer and attached hereto, Sellers jointly and severally represent, warrant and agree:

            3.1 Organization, Corporate Power and Authority.
                -------------------------------------------

            (a) RCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. STREAMedia is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. RCI is qualified to do business as a foreign corporation in the State of California, and neither the character nor the location of the assets owned or used by Sellers nor the nature of the business conducted by Sellers requires licensing or qualification under the laws of any other jurisdiction. Sellers have all requisite corporate power and authority to own, operate and lease the Assets, to conduct the Business, to execute and deliver the Transaction Documents and to perform their obligations thereunder.

            (b) With the exception of STREAMedia, RCI has no subsidiaries and owns no capital stock of, or any equity interest of any nature, in any other entity. STREAMedia is a single-member limited liability company, whose sole member is RCI. STREAMedia has no subsidiaries and owns no capital stock of, or any equity interest of any nature, in any other entity. Neither Seller has agreed or is obligated to make, nor bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Seller has, at any time, been a general partner of any general partnership, limited partnership or other entity.

            3.2 Authorization and Approval of Agreements.
                ----------------------------------------

            (a) The execution, delivery and performance by Sellers of the Transaction Documents, and the consummation by them of the Transactions, have been duly authorized by all necessary corporate action by each Seller. This Agreement has been, and each other Transaction Document will be at the Closing, duly executed and delivered by each Seller and constitutes, or will, when delivered, constitute the legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

            (b) This Agreement and the transactions contemplated hereby have been approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of RCI and a majority of the outstanding shares of Series A Preferred Stock of RCI, such percentages being sufficient as required for approval of a sale of all or substantially all of Sellers' assets in accordance with the provisions of Sellers' respective charter documents, Delaware General Corporation Law, California Limited Liability Company Act and any other applicable corporate and securities laws.

            3.3 Effect of Agreement. The execution, delivery and performance by
                -------------------
Sellers of the Transaction Documents, and the consummation by them of the Transactions, will not violate the charter documents or bylaws of either Seller or any Law to which either Seller is subject, or any judgment, award or decree or any indenture, agreement or other instrument to which either Seller is a party, or by which either Seller or the Assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the Assets.

            3.4 Approvals. Except as set forth in Section 3.4 of the Disclosure
                ---------
Schedule, no Approval or Order or action of or filing with any Governmental Entity or other Person is required to be obtained by Sellers for the execution and delivery by Sellers of the Transaction Documents or the consummation by them of the Transactions.

            3.5 Permits. Section 3.5 of the Disclosure Schedule sets forth each
                -------
Permit (and applications therefore) obtained by Sellers in connection with the conduct of the Business together with the name of the Governmental Entity issuing such Permit. Such Permits are valid and in full force and effect. Except as set forth in Section 3.5 of the Disclosure Schedule, all such Permits are freely transferable by Sellers, and upon Closing Buyer will have all right, title and interest of the holder thereof. All Permits reasonably necessary in connection with the operation of the Business as presently conducted have been obtained. No suspension, cancellation or termination of any Permits required by any Governmental Entity to permit the Business to be conducted is threatened or imminent.

            3.6 Financial Statements.
                --------------------

            (a) RCI has heretofore furnished Buyer with the unaudited consolidated balance sheets of the Sellers dated as of December 31, 1999, December 31, 2000 and June 30, 2001 and the related unaudited consolidated statements of operations and retained earnings and statements of cash flows for the years then ended (or with respect to the June 30, 2001 statements, the six month period then ended). All such financial statements have been prepared on a consistent basis subject to the notes contained therein. The unaudited consolidated balance sheet of the Sellers as of June 30, 2001 shall hereinafter be referred to as the "Balance Sheet." Such financial statements have been prepared in accordance with GAAP, except for the absence of notes as required by GAAP or as otherwise indicated therein.

            (b) The Balance Sheet fairly presents the unaudited consolidated financial position of the Sellers at June 30, 2001 (the "Balance Sheet Date") and, except as indicated therein, reflects all material claims against and all debts and liabilities of the Sellers, fixed or contingent, as at the Balance Sheet Date and the related statements of income, stockholders' equity and cash flows fairly present the results of operations and cash flows of the Sellers for the period then ended. The balance sheets of the Sellers dated as of December 31, 1999 and December 31, 2000 fairly present the financial position of the Sellers at the respective dates thereof and, except as indicated therein, reflect all material claims, individually and in the aggregate, against and all debts and liabilities of the Sellers, fixed or contingent, as at the dates thereof, and the related unaudited consolidated statements of income or operations and retained earnings and cash flows fairly present the results of operations and cash flows of the Sellers for the years then ended.

            (c) The Sellers have made available to Buyer copies of each management letter or other letter delivered to the Sellers by its outside accountants in connection with the

Sellers' financial statements or relating to any review by the Sellers' outside accountants of the internal controls of the Seller.

            (d) As of the date hereof, the Sellers have a collective cash balance of $3,416.62 (determined in a manner consistent with that used to determine the cash balance reported in the Balance Sheet).

            (e) Since the Balance Sheet Date, whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting Sellers or the Business that has had or may reasonably be expected to have a material adverse effect on Sellers or the Business.

            3.7 Absence of Certain Changes. Except as set forth in Section 3.7
                --------------------------
of the Disclosure Schedule, since the Balance Sheet Date, neither Seller has:

            (a) conducted its business other than in the usual and ordinary manner and in the ordinary course of business, including making all regularly scheduled payments and commitments (e.g., payroll, taxes, rent and lease payments) as such payments and commitments come due;

            (b) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

            (c) waived any claims or rights of the Seller of substantial value;

            (d) sold, transferred or otherwise disposed of any of the Seller's properties or assets (real, personal or mixed, tangible or intangible) with a value of $10,000 or more except in the ordinary course of business and consistent with past practice;

            (e) disposed of or permitted to lapse any Intellectual Property rights or (x) disclosed to any person other than representatives of Buyer or (y) third parties subject to confidentiality or non-disclosure agreements, copies of which have been delivered to Buyer, any trade secret, formula, process or know-how of either Seller not theretofore a matter of public knowledge, the disclosure or lapse of which would have a material adverse affect on the business, operations, assets or financial condition of either Seller;

            (f) granted any general increase in the compensation of either Seller's employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of either Seller other than increases reasonable in amount and in the ordinary course of business;

            (g) made any loan, guaranty or other extension of credit, or entered into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, stockholder or any of their respective Associates or Affiliates;

            (h) declared, issued, made or paid any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value;

            (i) made any special or extraordinary payments to any Person;

            (j) made any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person;

            (k) issued, sold, redeemed or acquired for value any debt obligations or equity of either Seller other than the loans described on
Schedule 3.7 of the Disclosure Schedule (the "Bridge Loans");

            (l) failed to maintain or repair any Asset in accordance with good and prudent maintenance and repair procedures;

            (m) made any change in any method of accounting or accounting practice that would have a material adverse effect on the assets or operations of either Seller; or

            (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

            3.8 Trade Accounts and Other Receivables. All accounts receivable
                ------------------------------------
and other receivables due or recorded in the records and books of account of the Sellers as being due to the Sellers as at the Balance Sheet Date (less the amount of any allowances or reserves therefor made in the records and books of account of the Sellers) were actually made in the ordinary course of business and shall (subject to the amount of any allowances or reserves therefor made in the records and books of account of the Sellers) be good and collectible in full in the ordinary course of business. The Sellers have delivered to Buyer a complete and accurate aging list of all receivables of the Sellers as at the Balance Sheet Date. No such receivable has been pledged or assigned to any other Person and no defense or set off to any such receivable has been asserted in writing by the receivable obligor, or, to the knowledge of each Seller, exists.

            3.9 Intellectual Property. Section 3.9 of the Disclosure Schedule
                ---------------------
lists all of the Intellectual Property owned by Sellers, including:

            (a) all patents held by the Sellers and all pending patent applications by the Sellers, including for each such patent the serial or patent number, country, filing and expiration date and title;

            (b) all registered trademarks and service marks of the Sellers, and all pending applications for registration by the Sellers of trademarks, including for each such trademark or service mark, the registration or application number, country, filing and expiration date;

            (c) all registered copyrights of the Sellers and all applications by the Sellers for registration of copyrights, including the registration number, country and filing and expiration date of each such copyright;

            (d) all domain names and unregistered Intellectual Property owned or used by Sellers;

            (e) all licenses by the Sellers to any person or entity of (i) any of the rights identified in subparagraphs (a) through (d) above, and (ii) any of the Sellers' other proprietary information; and

            (f) all licenses by any other person or entity to the Sellers of any Intellectual Property.

            Each license, sublicense or other agreement identified in Section
3.9 of the Disclosure Schedule (each a "Seller License") is a valid and binding obligation of the respective Seller, enforceable in accordance with its terms. With respect to each Seller License, there is no default (or event that with the giving of notice or passage of time would constitute a default) by the respective Seller or, to the knowledge of the respective Seller, the other party thereto. Neither Seller has received any notice (and neither Seller has knowledge) of claims asserted by any person to use any patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes licensed by or to either Seller or challenging or questioning the validity or effectiveness of any Seller License.

            The Sellers have good and valid title to, or otherwise possesses adequate rights to use pursuant to Section 3.9(f), all Intellectual Property necessary to permit the Sellers to conduct the business and operations of the Sellers in substantially the same manner as it had been conducted during the last fiscal year and immediately prior to the date hereof.

            The domain names listed in Section 3.9(d) are validly registered in each respective Seller's name. Each Seller owns and has good and exclusive title to, and has the exclusive right to use, all of such domain names and such unregistered Intellectual Property.

            All licenses by any other person or entity to the Sellers of any Intellectual Property are assignable and have been assigned to the Buyer as of the date hereof.

            The employees and consultants of the Sellers have taken all actions necessary, appropriate or desirable to irrevocably assign or otherwise transfer to Sellers all of their respective right, title and interest in and to any Intellectual Property rights owned by them which are necessary to permit the Sellers to conduct the business and operations of the Sellers in substantially the same manner as it has been conducted during the last fiscal year and immediately prior to the date hereof.

            Neither Seller has received any written threat, demand or notice of claim from any person or entity asserting that such Seller's use of any of the Intellectual Property or the registration thereof constitutes any infringement, interference, violation, misappropriation, breach or wrongful use of the intellectual property rights of any other person or entity and neither Seller is a party to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing by such Seller of any Intellectual Property, or which may affect the validity, use or enforceability of such Intellectual Property by Sellers.

          Buyer's use of the Assets, including without limitation, the Intellectual Property, in connection with the operation of the Business in substantially the same manner as it had been conducted during the last fiscal year and immediately prior to the date hereof by the Sellers, will not infringe any Third Party rights, including, without limitation, proprietary rights, intellectual property rights, moral rights and privacy rights.

          The disclosure by Sellers, and the use and further disclosure by Buyer to Affiliates of Buyer or Third Parties, of all customer, vendor, supplier and consumer data assigned to Buyer hereunder will not violate any privacy policy, data-sharing agreement, confidentiality agreement or non-disclosure agreement of which either Seller is a party, or infringe or violate the privacy rights of any party.

          All software, hardware and firmware used in the Sellers' products, except as set forth in Section 3.9 of the Disclosure Schedule, was entirely internally-developed by employees of the Sellers or validly transferred by such employees to Sellers, and all inventorship, ownership, authorship, patent, copyright, trademark, trade secret and other rights relating to such Intellectual Property are owned by the Sellers free and clear of any obligation or agreement to any other person and will not, as a result of the transactions contemplated by this Agreement, be the subject of any obligation or agreement to any third party except as set forth on Section 3.9 of the Disclosure Schedule.

          Except as set forth in Section 3.9 of the Disclosure Schedule, the Sellers have taken all steps necessary, appropriate or desirable (including, without limitation, entering into appropriate confidentiality, non-disclosure and non-competition agreements with all officers, employees and consultants of the Sellers with access to or knowledge of the Sellers' patents, trademarks, trade names, copyrights, inventions, trade secrets, software licenses and other proprietary information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of the Sellers' Intellectual Property.

          3.10   Customers and Suppliers. Section 3.10 of the Disclosure
                 -----------------------
Schedule lists the names of and describes all contracts with and the appropriate percentage of Business attributable to, the ten largest customers of and ten most significant suppliers of the Sellers during the last fiscal year. Except as disclosed in Section 3.10 of the Disclosure Schedule, as of the Closing Date, neither Seller has received any notice that any of its customers has ceased, or will cease, to use the Seller's products and services during the six-month period immediately following the Closing Date.

          3.11   Tax Matters.
                 -----------

          (a) Each Seller has timely filed all Tax Returns required of it and has paid all Taxes shown thereon to be due. Adequate provision has been made in the books and records of each Seller, and in the Financial Statements for all Taxes for all periods or portions of periods ending on or before the Closing Date, whether or not due and payable and whether or not disputed to the extent not paid.

          (b) Neither Seller has elected to be treated as a consenting corporation under Section 341(f) of the Code.

          (c) Section 3.11 of the Disclosure Schedule lists the date or dates through which the Internal Revenue Service and any other Governmental Entity have examined the United States federal income tax returns and any other Tax Returns of each Seller. Except as set forth in Section 3.11 of the Disclosure Schedule, no Governmental Entity has examined or is in the process of examining any Tax Returns of either Seller. Except as set forth in Section 3.11 of the Disclosure Schedule, no Governmental Entity has proposed in writing any deficiency, assessment or claim for Taxes and there is no basis for any such delinquency assessment or claim. No waiver of the statute of limitations with respect to Tax Returns of either Seller has been given by or requested from any Seller.

          3.12   Material Contracts. Section 3.12 of the Disclosure Schedule
                 ------------------
lists each Contract to which a Seller is a party or to which a Seller or the Assets is subject or by which a Seller or the Assets is bound that is a Material Contract. The following Contracts shall be deemed to be "Material Contracts": any Contract that (a) after the Balance Sheet Date obligates either Seller to pay an amount of $25,000 or more, (b) has an unexpired term as of the Balance Sheet Date in excess of six months, (c) the Business is substantially dependent upon or which is otherwise material to the Business, (d) provides for an extension of credit other than credit agreements with banks having normal credit terms, (e) limits or restricts the ability of a Seller to compete or otherwise to conduct the Business in any manner or place, (f) provides for a guaranty or indemnity by a Seller, (g) grants a power of attorney, agency or similar authority to another Person, (h) grants a right to, or obligation of, any Affiliate, officer or director or any Associate of a Seller, (i) requires a Seller to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts, or (j) was not made in the ordinary course of business. Each Material Contract is valid and subsisting; each Seller has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such Seller, or, to the best knowledge of such Seller, any other party or obligor with respect thereto, has occurred or as a result of the Transactions will occur. True copies of the written Contracts listed on Section
3.12 of the Disclosure Schedule, including all amendments and supplements thereto, have been delivered to Buyer, together with full, complete and accurate descriptions of all oral Contracts.

          3.13   Condition of Property. Sellers have good and marketable title
                 ---------------------
to, free of Encumbrances, all of the Assets, except for (a) liens for Taxes not yet due, (b) imperfections in title, if any, not material in amount, and which, individually or in the aggregate, do not interfere with the conduct of the Business or the use of the Assets, and (c) the matters set forth in Section 3.13 of the Disclosure Schedule. All material Leasehold Interests held by each Seller as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business. All of the Assets are in good operating condition and repair as required for their use in the Business. The Assets are all of the assets which are necessary and sufficient to conduct the Business as now being conducted.

          3.14   Use of Leasehold Interests. All Leasehold Interests are used
                 --------------------------
and operated in compliance and conformity with all applicable leases and Contracts except to the extent that the failure so to conform would not materially adversely affect the Business. Sellers have not received notice of any violation of any applicable zoning or building regulation or ordinance relating to the Leasehold Interests and, to the knowledge of Sellers, there is no such violation.

          3.15   Legal Proceedings. Except as set forth in Section 3.15 of the
                 -----------------
Disclosure Schedule, there is no Order or Action pending, or, to the best knowledge of Sellers, threatened, against or affecting a Seller or the Assets that individually or when aggregated with one or more other Orders or Actions has or would reasonably be expected to have a material adverse effect on the Business or on either Seller's ability to perform its obligations under the Transaction Documents. Section 3.15 of the Disclosure Schedule lists each Order and each Action that involves a claim or potential claim of aggregate liability in excess of $10,000 against, or that enjoins or seeks to enjoin any activity by a Seller or any Affiliate. There is no matter as to which a Seller or any Affiliate has received any notice, claim or assertion, or, to the best knowledge of each Seller, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of such Seller or any other Person.

          3.16   Insurance. Sellers are insured with reputable insurers against
                 ---------
all risks normally insured against by companies engaged in similar businesses. All insurance policies and bonds are in full force and effect. Section 3.16 of the Disclosure Schedule lists all insurance policies and bonds that are material to the Business. Sellers are not in default under any such policy or bond and have received no notice of cancellation of any such policy or bond. Except as set forth on Section 3.16 of the Disclosure Schedule, Sellers have timely filed claims with their respective insurers with respect to all matters and occurrences for which Sellers believe they have coverage. All insurance policies maintained by Sellers will remain in full force and effect and may reasonably be expected to be renewed on comparable terms in favor of Buyer following consummation of the transactions contemplated by this Agreement (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither Seller has received notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies.

          3.17   Compliance with Law. Sellers have conducted the Business
                 -------------------
substantially in accordance with all applicable Laws. The forms, procedures and practices of each Seller are in compliance with all such Laws, to the extent applicable.

          3.18   Employee Benefits.
                 -----------------

          (a)    Employee Benefit Plans, Collective Bargaining and Employee
                 ----------------------------------------------------------
Agreements, and Similar Arrangements.
------------------------------------

                 (i) Section 3.18(a)(i) of the Disclosure Schedule lists all employee benefit, compensation and fringe benefit plans and arrangements, including without limitation, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which each Seller is or ever has been a party or by which each Seller is or ever has been bound, legally or otherwise.

                 (ii) Sellers have delivered to Buyer true and complete copies of all documentsand summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                 (iii) Except as set forth in Section 3.18(a)(iii) of the Disclosure Schedule there are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

                 (iv) Each Seller and each trade or business (whether or not incorporated) that is a member of a group of which such Seller is a member and which is under common control within the meaning of Section 414(b) and (c) of the Code ("ERISA Affiliate") are in full compliance with the applicable provisions of ERISA and all other Laws applicable with respect to all such plans, agreements and arrangements and to all group health plans of any ERISA Affiliate. Each Seller and its ERISA Affiliates have performed all of their obligations under all such plans, agreements and arrangements. There are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the best knowledge of Sellers, no facts exist which could give rise to any such Actions.

                 (v) Except as specified in Section 3.18(a)(v) of the Disclosure Schedule, each of the plans, agreements or arrangements can be terminated by Sellers within a period of thirty (30) days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any benefits.

          (b)    Qualified Stock, Pension and Profit-Sharing Plans. No plan
                 -------------------------------------------------
listed in Section 3.18 of the Disclosure Schedule is a stock bonus, pension or profit-sharing plan within the meaning of Section 401(a) of the Code.

          (c)    Pension Plans (Defined Benefit). No plan listed in Section 3.18
                 -------------------------------
of the Disclosure Schedule is a plan subject to Title IV of ERISA.

          (d)    Multiemployer Plans. No plan listed in Section 3.18 of the
                 -------------------
Disclosure Schedule is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Sellers have never contributed to or had an obligation to contribute to any multiemployer plan.

          3.19   Bank Accounts, Powers, etc. Section 3.19 of the Disclosure
                 --------------------------
Schedule lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which each Seller has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto.

          3.20   Environmental Matters. Except as set forth in Section 3.20 of
                 ---------------------
the Disclosure Schedule, (i) neither of the Sellers with reference to the Business and the Assets nor any Affiliate has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Law; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business of Sellers or the use of any property or facility of either Seller or any nearby or adjacent properties which has created or might reasonably be expected to create any liability under any Law or which would require reporting to or notification of any Governmental Entity; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of either Seller; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of either Seller, whether before or during such Seller's ownership, has been and is being handled or dealt with in all respects in compliance with all applicable Laws.

          Neither Seller is required to maintain documents and records or to make any filings pursuant to applicable Law, relating to air or water quality, waste management, Hazardous Substances, or the protection of health or the environment. The air and water emission, discharge and waste disposal practices used by each Seller fully comply with, and have at all times fully complied with, all applicable Laws in all material respects. To the best knowledge of Sellers, none of the Assets is contaminated with any Hazardous Substance.

          3.21   Real Property. Neither Seller owns, and has not since
                 -------------
inception, owned any real property.

          3.22   No Brokers or Finders. No agent, broker, finder, or investment
                 ---------------------
or commercial banker, or other Person or firm engaged by or acting on behalf of either Seller or any of their respective Affiliates in connection with the negotiation, execution or performance of the Transaction Documents, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or the Transactions.

          3.23   Investment Representations. RCI has informed Buyer that it
                 --------------------------
intends to distribute the Buyer's Shares to a Liquidating Trust subsequent to the Closing Date. As such, each of RCI and the Liquidating Trust make the representations set forth below to Buyer and acknowledge that Buyer's reliance on federal and state securities law exemptions from registration and qualification is predicated, in part, on such representations (all such representations and warranties being made as of the date hereof and as of the Closing Date):

          (a)    No Intent to Sell. RCI represents that it is acquiring the
                 -----------------
Buyer's Shares solely for its own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution of all or any portion of the Buyer's Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

          (b)    Accredited Investor. RCI represents that it is an "accredited
                 -------------------
investor" as defined in Regulation D promulgated under the Securities Act.

          (c)    No Reliance on Company. In evaluating the merits and risks of
                 ----------------------
an investment in the Buyer's Shares, RCI represents that it has and will rely upon the advice of its own legal counsel, tax advisors, and/or investment advisors. Accordingly, RCI hereby represents and warrants that it has reviewed the legal, accounting, tax and other economic aspects of RCI's acquisition of Buyer's Shares with its own advisors and is not relying on Buyer for any legal, tax, accounting or other advice involved in its acquisition of the Buyer's Shares.

          (d)    Relationship to and Knowledge About Company. RCI represents
                 -------------------------------------------
that it is knowledgeable about Buyer. As a result of such relationship, it is familiar with, among other characteristics, Buyer's business and financial circumstances. RCI has received all information it considers necessary or appropriate for deciding whether to purchase the Buyer's Shares hereunder, including without limitation, copies of Buyer's filings with the Securities and Exchange Commission ("SEC"). RCI represents that it will rely solely on its own business judgment and investigations with respect to Buyer and the Buyer's Shares.

          (e)    Restrictions on Buyer's Shares. RCI represents that it
                 ------------------------------
understands that the Buyer's Shares are and will be characterized as "restricted securities" under the federal securities laws since the Buyer's Shares are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. RCI represents that it will not and will not permit the Liquidating Trust to make any disposition of all or any portion of the Buyer's Shares, except in compliance with Section 6.7 and all applicable federal and state securities laws and unless and until: (a) there is then in effect a registration statement under the Securities Act filed by Buyer with the SEC covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) such disposition is made in accordance with Rule 144 under the Securities Act or similar rule or regulation then in effect; or (c) such proposed disposition is made in accordance with an exemption under the Securities Act then in effect, and, if requested by Buyer, an opinion of counsel acceptable to Buyer's counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws. RCI represents that it is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws. Except as provided in this Agreement, Buyer has no obligation to register the Buyer's Shares or file any registration statement under either federal or state securities laws.

          (f)    No General Solicitation. RCI represents that other than the
                 -----------------------
representations set forth in ARTICLE 4 hereof, it was not presented with or solicited by any promotional meeting or material relating to the Buyer's Shares.

          (g)    Share Certificate Legend. RCI represents that it understands
                 ------------------------
and acknowledges that any certificate evidencing the Buyer's Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend or other form of reorganization or recapitalization) when issued shall bear, in addition to any other legends which may be required by applicable state securities laws, the following legend:

          OWNERSHIP OF THE PURCHASED SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AN AGREEMENT WITH MINDARROW SYSTEMS, INC., INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION, A COPY OF WHICH IS AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF MINDARROW SYSTEMS, INC.

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE

PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

          In addition to the foregoing legends each certificate representing Series C Preferred Stock shall bear the following legend:

          The securities represented hereby are subject to certain conversion restrictions pursuant to an agreement with MINDARROW SYSTEMS, INC., A COPY OF WHICH IS AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF MINDARROW SYSTEMS, INC.

          (h) Following the Closing, RCI shall distribute the Buyer's Shares and the Buyer's Note to a Liquidating Trust to be established for the benefit of creditors and shareholders of RCI (the "Liquidating Trust") pursuant to a plan of liquidation to be adopted by RCI. Subject to the restrictions set forth in
ARTICLE 6 and ARTICLE 9 hereof, such Liquidating Trust shall hold and not distribute the Buyer's Shares for six (6) months from the Closing Date and shall not distribute the Buyer's Note for twenty-four (24) months from the Closing Date but may distribute any payments received from Buyer with respect to such note.

          3.24   Accuracy of Information. All information furnished by or on
                 -----------------------
behalf of a Seller to Buyer, its agents or representatives in connection with a Seller, the Business, the Purchased Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities, this Agreement, and the Transactions is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading. None of the information supplied or to be supplied by or on behalf of a Seller (a) to any Person for inclusion, or included, in any document or application filed with any Governmental Entity having jurisdiction over or in connection with the transactions contemplated by this Agreement or (b) to Buyer, its agents or representatives in connection with these Transactions or this Agreement, did contain, or at the respective times such information is delivered or becomes effective, will contain any untrue statement of a material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer  represents, warrants and agrees as follows:

          4.1    Organization, Corporate Power and Authority. Buyer is a
                 -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated and is duly qualified to do business as a foreign corporation in the jurisdictions in which Buyer conducts its business, except where the failure to so qualify will not have a material adverse effect on Buyer's ability to perform its obligations under the Transaction Documents. Buyer has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

          4.2    Authorization of Agreement. The execution, delivery and
                 --------------------------
performance by Buyer of the Transaction Documents to which it is a party, and the consummation by it of the Transactions, have been duly authorized by all necessary corporate action by Buyer. This Agreement has been, and each other Transaction Document to which Buyer is a party will be at the Closing, duly executed and delivered by Buyer and constitute, or will, when delivered, constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

          4.3    Effect of Agreement. The execution, delivery and performance by
                 -------------------
Buyer of the Transaction Documents to which it is a party, and the consummation by it of the Transactions, will not violate the charter documents or bylaws of Buyer or any Law to which Buyer is subject, or any judgment, award or decree or any material indenture, material agreement or other material instrument to which Buyer is a party, or by which Buyer or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the properties or assets of Buyer, except to the extent the effect thereof will not be materially adverse to Buyer's ability to fulfill its obligations under the Transaction Documents.

          4.4    Governmental Approvals. Except as set forth in Schedule 4.4, no
                 ----------------------
Approval or Order or action of or filing with any Governmental Entity is required to be obtained by Buyer for the execution and delivery by Buyer of the Transaction Documents to which it is a party or the consummation by it of the Transactions.

          4.5    Capital Structure. Buyer has an authorized capitalization
                 -----------------
consisting of 30,000,000 shares of common stock, $0.001 par value per share, of which, as of August 31, 2001, 11,494,716 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which 1,750,000 shares have been designated as Series B Preferred Stock, $0.001 par value per share and 3,000,000 shares have been designated as Series C Preferred Stock, $0.001 par value per share. Of the 10,000,000 authorized shares of Preferred Stock, as of August 31, 2001, 1,002,449 shares of Series B Preferred Stock are issued and outstanding and 762,000 shares of Series C Preferred Stock are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.5, as of August 31, 2001, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of Buyer, other than as contemplated by this Agreement.

          4.6    SEC Filings; Representations and Warranties.
                 -------------------------------------------

          (a) Since August 18, 2000 and through the date of this Agreement, Buyer has timely filed with the SEC all required reports and forms and other documents (the "Buyer SEC Filings"). A schedule listing all of the Buyer SEC Filings is set forth as Schedule 4.6. As of their respective dates and except to the extent modified by subsequent disclosure in the Buyer SEC Filings (including but not limited to disclosure by the Buyer in the Buyer SEC Filings of information with respect to the fraud perpetrated against Buyer by its former transfer agent), the Buyer SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Filings and none of the Buyer SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and except to the extent modified by subsequent disclosure in the Buyer SEC Filings (including but not limited to disclosure by the Buyer in the Buyer SEC Filings of information with respect to the fraud perpetrated against Buyer by its former transfer agent), each fairly presents the consolidated financial position of Buyer at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated.

          4.7    No Brokers or Finders. No agent, broker, finder or investment
                 ---------------------
or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of the Transaction Documents, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

          4.8    Valid Issuance of Purchased Shares. Each of (i) the Buyer's
                 ----------------------------------
Shares and (ii) the shares of Buyer Common Stock to be issued upon the conversion of Series C Preferred Stock will, when issued and delivered to RCI in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable, and issued in compliance with applicable federal and state securities laws.

          4.9    Legal Proceedings. Except as set forth on Schedule 4.9, there
                 -----------------
is no Order or Action pending or to the best knowledge of Buyer, threatened against Buyer that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on Buyer's business or its ability to perform its obligations under the Transaction Documents.

          4.10   Absence of Certain Changes. Except as set forth in Schedule
                 --------------------------
4.10, since June 30, 2001, the Buyer has not:

          (a) conducted its business other than in the usual and ordinary manner and in the ordinary course of business, including making all regularly scheduled payments and commitments (e.g., payroll, taxes, rent and lease payments) as such payments and commitments come due;

          (b) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

          (c)    waived any claims or rights of the Buyer of substantial value;

          (d) sold, transferred or otherwise disposed of any of the Buyer's properties or assets (real, personal or mixed, tangible or intangible) with a value of $100,000 or more except in the ordinary course of business and consistent with past practice;

          (e) disposed of or permitted to lapse any intellectual property rights or disclosed to any person any trade secret, formula, process or know-how of the Buyer not theretofore a matter of public knowledge, the disclosure or lapse of which would have a material adverse affect on the business, operations, assets or financial condition of the Buyer;

          (f) granted any general increase in the compensation of the Buyer's employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of the Buyer other than increases reasonable in amount and in the ordinary course of business;

          (g) made any loan, guaranty or other extension of credit, or entered into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, stockholder or any of their respective Associates or Affiliates;

          (h) declared, issued, made or paid any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value;

          (i)    made any special or extraordinary payments to any Person;

          (j) made any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person;

          (k) issued, sold, redeemed or acquired for value any debt obligations or equity of Buyer;

          (l) failed to maintain or repair its assets in accordance with good and prudent maintenance and repair procedures;

          (m) made any change in any method of accounting or accounting practice that would have a material adverse effect on the assets or operations of the Buyer; or

          (n) agreed, whether in writing or otherwise, to take any action described in this Section 4.10.

          4.11   Compliance with Law. Buyer has conducted its business
                 -------------------
substantially in accordance with all applicable Laws.

          4.12   Accuracy of Representations and Warranties. All representations
                 ------------------------------------------
and warranties made by Buyer herein are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading.

                                   ARTICLE 5

                  [Reserved]

                                   ARTICLE 6
                         ADDITIONAL CONTINUING COVENANTS

          6.1    Confidentiality. All non-public information disclosed by any
                 ---------------
party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information may otherwise be required by Law or to the extent such duty as to confidentiality is waived in writing by the other party.

          Neither Seller nor any of Sellers' representatives or Affiliates shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, but not limited to, any customer list, record or financial information) concerning the Business. In addition, neither Seller, nor any of the Sellers' representatives or Affiliates shall make use of, divulge or otherwise disclose, directly or indirectly, to Persons other than Buyer, any confidential information concerning the Business.

          6.2    Tax Cooperation. After the Closing, Sellers and Buyer shall,
                 ---------------
and shall cause their respective Affiliates to, cooperate fully in the preparation of all Tax Returns and shall provide, or cause to be provided to each other any records and other information requested by such parties in connection therewith as well as access to, and the cooperation of, their respective accountants. Sellers and Buyer shall, and shall cause their respective Affiliates to, cooperate fully in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this Section 6.2 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other Schedule relating to Taxes shall be subject to Section 6.1.

          6.3    Excluded Assets. If, after the Closing Date, Excluded Assets
                 ---------------
shall remain on the premises transferred to Buyer hereunder, then Buyer shall take reasonable efforts to deliver such Excluded Assets to Sellers at the expense of Sellers and, so long as such Excluded Assets shall remain on said premises, Buyer shall exercise the same reasonable degree of care with respect thereto as it does with respect to its own property.

          6.4    Sellers' Covenant Not to Compete.
                 --------------------------------

          (a)    Restrictions on Competitive Activities. Each Seller agrees
                 --------------------------------------
that, after the Closing, Buyer shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law. Each Seller also acknowledges that its management contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Business. For these and other reasons and as an inducement to Buyer to enter into this Agreement, each Seller agrees that for a period of 5 years after the date hereof each Seller will not, directly or indirectly, for its own benefit or as agent for another, carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow its name or reputation to be used in or by any other present or future business enterprise that competes with Buyer in activities similar to the Business as of the Closing Date in California for so long as Buyer or any person entitled to or acquiring ownership of the goodwill of the Business or the Purchased Assets through Buyer carries on a like business therein.

          (b)    Exceptions. Nothing contained herein shall limit the right of
                 ----------
either Seller as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the aggregate equity interest therein of Sellers (other than as to Buyer's Shares) does not exceed 5% of the outstanding shares or interests in such corporation or partnership.

          (c)    Restrictions on Soliciting Employees. In addition, to protect
                 ------------------------------------
Buyer against any efforts by Sellers to cause employees of the Business to terminate their employment, each Seller agrees that for a period of 5 years following the Closing Date, Sellers will not directly or indirectly (i) induce any employee of the Business to leave Buyer or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee.

          (d)    Special Remedies and Enforcement. Sellers and Buyer agree that
                 --------------------------------
a breach by either Seller of any of the covenants set forth in this Section 6.4 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a restraining order or injunction or both may be issued against either or both Sellers, in addition to any other rights and remedies that are available to Buyer. In connection with any such action or proceeding for injunctive relief, each Seller hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by Law, to have each provision of this Section 6.4 specifically enforced against such Seller and consents to the entry of injunctive relief against such Seller enforcing or restraining any breach or threatened breach of this Section 6.4.

          (e)    Severability. If this Section 6.4 is more restrictive than
                 ------------
permitted by the Laws of any jurisdiction in which Buyer seeks enforcement hereof, this Section 6.4 shall be limited to the extent required to permit enforcement under such Laws. In particular, the parties intend that the covenants contained in Section 6.4(a) shall be construed as a series of separate covenants, one for each county and city in which the Business has been carried on and in which Buyer conducts a similar business after the Closing Date. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any proceeding, a court or arbitrator shall refuse to enforce any of the separate covenants, then such unenforceable covenant shall be deemed eliminated from this
Section 6.4 for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. If the provisions of this Section 6.4 shall ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations in scope, as the case may be, permitted by applicable Law.

          6.5    Registration of the Purchased Shares.
                 ------------------------------------

          (a) Buyer shall, subject to the terms and conditions of this Agreement, file a registration statement with the SEC to register the Registrable Securities for resale under the Securities Act. The "Registrable Securities" means, as owned by RCI or after distribution by RCI to the Liquidating Trust (i) all shares of Common Stock issued pursuant to this Agreement, and (ii) all shares of Common Stock issuable upon the conversion or exercise of Series C Preferred Stock. With respect to the Registrable Securities (which term shall include all shares or other securities received on account of or in exchange for such shares, including as a result of any reorganization, merger, stock split, or similar event ) to be registered, Buyer shall take the following actions:

                 (i) Prepare, file with the SEC on or before six months from the Closing Date, and use commercially reasonable efforts to cause to become effective as soon as possible thereafter and keep effective until the date on which the Registrable Securities are freely tradable to the public without restriction pursuant to Rule 144 promulgated under the Securities Act, but in no event later than eighteen (18) months after the Closing Date a registration statement on Form S-3 covering the resale by RCI of the Registrable Securities, and reasonable and necessary amendments (the "Registration Statement");

                 (ii) Furnish to RCI and, as applicable the Liquidating Trust, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act and as may reasonably be required to facilitate the disposition of the Registrable Securities;

                 (iii) Use commercially reasonable efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of selected jurisdictions deemed reasonably necessary by RCI and, as applicable the Liquidating Trust, and prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification as necessary;

                 (iv) Notify RCI and, as applicable the Liquidating Trust, at any time when a prospectus relating to securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; in such event RCI and, as applicable the Liquidating Trust, shall refrain from thereafter selling securities until an amendment or supplement to the Registration Statement is filed to correct any such untrue statement or omission or until such statement or omission is otherwise no longer untrue; and

                 (v) Notify RCI and, as applicable the Liquidating Trust, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.

                 (vi) Cause all Registrable Securities included in such registration statement to be listed, upon official notice of issuance, for trading on Nasdaq, if the same class of Buyer's securities are then listed for trading on Nasdaq, or any securities exchange upon which the same class of Buyer's securities are then listed for trading.

                 (vii) Make available for inspection by RCI or the Liquidating Trust, and their respective attorneys, accountants, or other agents retained by either, all financial and other corporate documents of Buyer to enable RCI or the Liquidating Trust to exercise their "due diligence" responsibility with respect to the disposition of the Registrable Securities.

          (b) Notwithstanding the foregoing, Buyer shall not be obligated to take any action pursuant to this Section 6.5:

                 (i) if Form S-3 is not available for such offering of the Buyer's Registrable Securities;

                 (ii) in any particular jurisdiction in which Buyer would be required to execute a general consent to service of process in affecting such registration, qualification or compliance, unless Buyer is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                 (iii) in any particular jurisdiction for which Buyer determines it is not reasonably feasible to obtain such registration, qualification or compliance, or the cost to do so exceeds $2,500; or

                 (iv) if, at such time, the Registrable Securities held by RCI and, as applicable the Liquidating Trust, are freely tradable without regard to any volume restrictions under Rule 144 promulgated under the Securities Act.

          (c) All expenses incurred in connection with registrations pursuant to this Section 6.5, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Buyer, fees and disbursements of one counsel for RCI or the Liquidating Trust in an amount up to $10,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration shall be borne by Buyer. All underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities being registered by RCI and, as applicable the Liquidating Trust, shall be borne by RCI and, as applicable the Liquidating Trust. Buyer's obligations to register such Registrable Securities pursuant to this Section 6.5 shall be conditioned upon the execution and delivery by RCI and, as applicable the Liquidating Trust, and Buyer of the usual and customary indemnification agreements, in form reasonably satisfactory to Buyer.

          6.6    Piggy-back Registration Rights.
                 ------------------------------

          (a) In the event that after six months after the Closing Date Buyer has not included the Registrable Securities in a registration statement filed with the SEC, and Buyer proposes to register (including for this purpose a registration effected by Buyer for stockholders other than RCI or the Liquidating Trust) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration form relating to: (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities issued or proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with, another corporation; or
(iii) a registration of securities issued or proposed to be issued in exchange for other securities of Buyer), Buyer shall, as promptly as reasonably practical, give RCI and, as applicable the Liquidating Trust, written notice of such registration. Upon the written request of RCI and, as applicable the Liquidating Trust, given within ten (10) days after receipt of such written notice from Buyer, Buyer shall, subject to the provisions of Section 6.6(b) (in the case of an underwritten offering), use its reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that RCI and, as applicable the Liquidating Trust, have requested to be registered.

          (b) The right of RCI and the Liquidating Trust to "piggyback" in an underwritten public offering of Buyer's securities pursuant to Section 6.6(a) shall be conditioned upon each of RCI's and Liquidating Trust's, as applicable, participation in such underwriting and the inclusion of RCI's and the Liquidating Trust's, as applicable Registrable Securities in the underwriting to the extent provided herein. RCI and, as applicable the Liquidating Trust, shall (together with Buyer and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by Buyer. Notwithstanding any other provision of Section 6.6(a) and this Section 6.6(b), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting, provided that RCI and, as applicable, the Liquidating Trust are allowed to participate in the offering in the same proportion (based on the total number of securities to be registered) as any other stockholder of Buyer (i) participating in such offering and (ii) having registration rights on parity with RCI and the Liquidating Trust; provided, however, that nothing in this Agreement shall be construed to limit Buyer's ability to grant registration rights on parity with or senior to those rights of RCI and the Liquidating Trust contained herein. If RCI or the Liquidating Trust disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Buyer. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Buyer's obligations to use commercially reasonable efforts to register such Registrable Securities pursuant to this Section 6.6 shall be conditioned upon the execution and delivery by RCI and, as applicable the Liquidating Trust, and Buyer of usual and customary indemnification agreements, in form reasonably satisfactory to Buyer.

          (c)    The rights granted to RCI and the Liquidating Trust under this
Section 6.6 shall terminate upon inclusion of the Registrable Securities in a Registration Statement pursuant to Section 6.5.

          6.7    Restrictions on Conversion of Series C Preferred Stock. RCI and
                 ------------------------------------------------------
the Liquidating Trust shall not convert any of the shares of the Series C Preferred Stock into more than two (2) shares of Common Stock; provided, however, that such limit shall not apply to adjustments to the conversion ratio of the Series C Preferred Stock pursuant to Article IV, Series C Preferred Stock
Section 7(a) (adjustments for stock dividends and stock splits) of the Company's Restated Certificate of Incorporation. All transferees of the Series C Preferred Stock shall agree, as a precondition to a transfer by the Liquidating Trust to such transferee of shares of Series C Preferred Stock, to the restriction on conversion set forth in this Section 6.7.

          6.8    Board Nominee. Buyer shall appoint Bruce Stein to Buyer's Board
                 -------------
of Directors.

          6.9    Permits and Approvals; Third Party Consents.
                 -------------------------------------------

          (a) Buyer and Sellers will each continue to use their best efforts to obtain all Approvals and Permits that may be necessary or that may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

          (b) To the extent that the Approval of a third party with respect to any Contract is required in connection with the transactions contemplated by this Agreement, and in the event that any such Approval is not obtained prior to the Closing Date, each Seller shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Contract and shall indemnify and hold harmless Buyer for and against any and all Losses as a result, directly or indirectly, of the failure to obtain any such Approval.

          Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that Sellers will not assign to Buyer any Assigned Contract that by its terms requires, prior to such assignment, the consent of any other contracting party thereto unless such consent has been obtained. With respect to each such Assigned Contract not assigned on the Closing Date, after the Closing Date Sellers shall continue to deal with the other contracting party(ies) to such Assigned Contract as the prime contracting party, and Buyer and Sellers shall use their best efforts to obtain the consent of all required parties to the assignment of such Assigned Contract. Such Assigned Contract shall be promptly assigned by Sellers to Buyer after receipt of such consent after the Closing Date. Notwithstanding the absence of any such consent, Buyer shall be entitled to the benefits of such Assigned Contract accruing after the Closing Date; and Buyer agrees to perform all of the obligations of Sellers to be performed under such Assigned Contract after the Closing Date.

          6.10   Audit Cooperation. After the Closing, Sellers shall, and shall
                 -----------------
cause their respective Affiliates to, cooperate fully in the preparation of all financial statements determined by Buyer to be necessary to meet its financial and SEC reporting obligations in connection with the consummation of the Transactions contemplated by this Agreement. Sellers shall provide, or cause to be provided to Buyer any records and other information requested by Buyer in connection therewith as well as access to, and the cooperation of, their accountants.

                                   ARTICLE 7
                        ITEMS TO BE DELIVERED AT CLOSING

          7.1    Deliveries to be Made by Sellers.
                 --------------------------------

          (a)    Opinion of Counsel. Sellers shall deliver to Buyer at the
                 ------------------
Closing from Buchalter, Nemer, Fields & Younger, counsel to Sellers, an opinion dated the Closing Date, substantially in the form of Exhibit E.

          7.2    Deliveries to be Made by Buyer.
                 ------------------------------

          (a)    Opinion of Counsel. Buyer shall deliver to Sellers at the
                 ------------------
Closing from O'Melveny & Myers LLP, counsel to Buyer, an opinion dated the Closing Date, substantially in the form of Exhibit F.

                                   ARTICLE 8
                                    SURVIVAL

          8.1    Survival of Representations and Warranties. The representations
                 ------------------------------------------
and warranties contained in or made pursuant to this Agreement shall survive the Closing and expire on the second anniversary of the Closing except that if a claim or notice is given under ARTICLE 9 with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall continue indefinitely until the applicable claim is finally resolved. Nothing in this Section 8.1 shall bar, prohibit or prevent any claim by any party based on fraud or intentional misrepresentation. All covenants to be performed by either party after the Closing Date shall continue indefinitely.

                                   ARTICLE 9
                                 INDEMNIFICATION

          9.1    Obligations of Sellers. Subject to the limitations set forth in
                 ----------------------
this ARTICLE 9, each Seller, jointly and severally, agrees to indemnify and hold harmless Buyer and its directors, officers, employees, affiliates, agents, advisors and assigns from and against any and all Losses, directly or indirectly, as a result of, or based upon or arising from:

          (a) any inaccuracy in or breach or nonperformance of any representation, warranty or covenant of Sellers made in this Agreement, including the Disclosure Schedule and Exhibits hereto;

          (b) any liability or obligation of, or claims against, Sellers or the Business other than the Assumed Liabilities;

          (c) any third party claims or demands in respect of the Business (or regarding the conduct of the Business) prior to the Closing and not specifically included in the Assumed Liabilities, that are pending as of or asserted prior to or after the Closing;

          (d) any and all Losses resulting from the assertion of claims made against the Assets sold hereunder or against Buyer by creditors of Sellers under any bulk sales law with respect to liabilities and obligations of Sellers not assumed by Buyer;

          (e) except for those claims specifically included in the Assumed Liabilities, any claim by a current of former employee of either Seller, the facts upon which such claim is based occurred prior to the Closing Date, including but not limited to, claims alleging wrongful discharge by either Seller, employment discrimination by either Seller, wage and hour violations of either Seller, severance obligations of either Seller and accrued vacation obligations of either Seller;

          (f) any claims, demands or obligations of any nature by or to stockholders, members or former stockholders or members of Sellers;

          (g) any claims, demands or obligations of any nature related to the litigation described in Section 1.2(d);

          (h) any claims, demands or obligations of any nature related to the matters set forth in Items 2 and 4 of Section 3.15 of the Disclosure Schedule;

          (i) any claims, demands or obligations of any nature relating to conduct of the Sellers prior to the Closing related to the matters set forth in Items 1 and 3 of Section 3.15 of the Disclosure Schedule; or

          (j)    the Excluded Liabilities.

          9.2    Obligations of Buyer. Subject to the limitations set forth in
                 --------------------
this ARTICLE 9, Buyer agrees to indemnify and hold harmless, Sellers and their respective directors, officers, employees, affiliates, agents, advisors and assigns from and against any Losses of Sellers, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement.

          9.3    Procedure.
                 ---------

          (a)    Notice. Whenever any claim shall arise for indemnification
                 ------
under this Agreement, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the claim in writing, which notice shall include the facts constituting the basis for such claim. A failure to notify or to give notice as hereinabove set forth to the Indemnifying Party shall in no case prejudice the rights of the Indemnified Party under this Agreement unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent the Indemnifying Party shall be prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

          (b)    Defense. In connection with any claim giving rise to indemnity
                 -------
under this Agreement resulting from or arising out of any claim or legal proceeding by a party who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense shall assume the defense of any such claim or legal proceeding with legal counsel approved by the Indemnified Party in its reasonable discretion. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense; provided, however, if (i) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (other than differing interests associated with an Indemnifying Party's obligation to indemnify), or (ii) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party, or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time; then, the Indemnified Party shall have the right to retain its own counsel at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. If after notification thereof, the Indemnifying Party does not assume the defense of any such claim or litigation resulting from a claim within a timely manner so as not to prejudice the rights of the Indemnified Party, the Indemnified Party may defend against such claim or litigation, in such manner as it may deem reasonably appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate (within the exercise of reasonable discretion). The liability of the Indemnifying Party shall be conclusively established by such settlement by the Indemnified Party to the extent entered into on the basis of its reasonable discretion, the amount of such liability to include, but not be limited to, both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the Indemnified Party in effecting such settlement.

          (c)    Adjustments for Insurance Proceeds. The amount of any Loss
                 ----------------------------------
entitling a party to indemnification under this ARTICLE 9 shall be reduced by the amount of any insurance proceeds recovered by the Indemnified Party for such Loss, net of all costs and expenses incurred in collecting such insurance proceeds (including, without limitation, reasonable attorneys' fees). Nothing in this Section 9.3 shall be deemed to obligate any person to maintain any insurance or to pursue any claim against any insurer or third party.

          (d)    Tax Adjustments. If such Indemnified Party is liable for any
                 ---------------
additional Taxes as a result of the payment of amounts in respect of a Loss, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Loss within 10 days after being notified by the Indemnified Party of the payment of such liability (x) an amount equal to such additional Taxes (the "Tax Reimbursement Amount") plus (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party an amount equal to the Loss.

          9.4    Limitations Upon Sellers' Indemnification.
                 -----------------------------------------

          (a) Buyer shall not be entitled to any indemnification hereunder unless and until the claim or claims asserted by Buyer are in excess of $25,000 in the aggregate and such claims are determined pursuant to this ARTICLE 9 to be payable, in which case Buyer shall be entitled to recover all amounts determined to be payable including the first $25,000.

         (b) Any indemnification to be paid by Sellers to Buyer pursuant to this ARTICLE 9 shall be satisfied and paid solely from the Buyer's Note. RCI and the Liquidating Trust, as the case may be, shall not distribute or transfer Buyer's Note prior to payment thereon by Buyer and Buyer shall have the right to withhold from any payment required thereunder an amount equal to the claim or claims asserted in accordance with the provisions of this ARTICLE 9. If and when it is finally determined that any such claims are entitled to indemnification pursuant to this ARTICLE 9, the amount of such claims may be offset against the retained payments and the remainder, if any, shall be delivered to RCI, or the Liquidating Trust, as the case may be, with interest on such remainder payable at the rate of 5% per annum. Following payment of Buyer on the Buyer's Note, RCI or the Liquidating Trust may distribute such proceeds in accordance with the Plan of Liquidation to be adopted by RCI.

         9.5   Limitations Upon Buyer's Indemnification.
               ----------------------------------------

         (a) Sellers shall not be entitled to any indemnification hereunder unless and until the claim or claims asserted by Sellers are in excess of $25,000 in the aggregate and such claims are determined pursuant to this ARTICLE 9 to be payable in which case Sellers shall be entitled to recover all amounts determined to be payable including the first $25,000.

         (b) Any indemnification to be paid by Buyer to Sellers pursuant to this ARTICLE 9 shall be limited to the aggregate principal amount then remaining outstanding and payable on the Buyer's Note.

         9.6   Arbitration. All claims, disputes and other matters in question
               -----------
arising out of, or relating to, this Agreement or the performance hereof, including, without limitation, Indemnifiable Claims, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, does not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE ("JAMS"), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures:

         (a) Buyer on the one hand and RCI on the other hand shall each appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days. If the party-appointed arbitrators fail to appoint a third arbitrator within the ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules.

         (b)   Reasonable discovery shall be allowed in arbitration.

         (c) All proceedings before the arbitrators shall be held in Orange County, California. The governing law shall be as specified in Section 10.4.

         (d) The award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable Law and in any court having jurisdiction thereof.

         (e) The award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators.

         (f) The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

                                   ARTICLE 10
                                     GENERAL

         10.1  Amendments; Waivers. This Agreement and any schedule or exhibit
               -------------------
attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

         10.2  Schedules; Exhibits; Integration. Each schedule and exhibit
               --------------------------------
delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         10.3  Best Efforts; Further Assurances. Each party will use its best
               ------------
efforts to cause all conditions to its and the other parties' obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

         10.4  Governing Law. This Agreement and the legal relations between the
               -------------
parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of incorporation of the respective parties.

         10.5  No Assignment. Neither this Agreement nor any rights or
               -------------
obligations under it are assignable except that Buyer may assign its rights hereunder to any post-Closing purchaser of a substantial part of the Assets.

         10.6  Headings. The descriptive headings of the Articles, Sections and
               --------
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         10.7  Counterparts. This Agreement and any amendment hereto or any
               ------------
other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

         10.8  Publicity and Reports. Neither Seller shall issue any press
               ---------------------
release, public statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of Buyer except as required by applicable Law and then only after providing as much advance notice to Buyer as practicable and cooperating with Buyer with respect to any confidential treatment request or similar procedure. Sellers shall obtain the prior consent of Buyer to the form and content of any application or report made to any Governmental Entity or which relates to this Agreement, which consent shall not be unreasonably withheld. Buyer shall provide Sellers with advance notice and an opportunity to review any press release proposed to be issued by Buyer and relating to this Agreement, or the transactions contemplated by this Agreement.

         10.9  Remedies Cumulative. All rights and remedies existing under this
               -------------------
Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. In addition, ARTICLE 9 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation. 10.10 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to any party to this Agreement.

         10.11  Notices. Any notice or other communication hereunder must be
                -------
given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism provided that any notice so given is also mailed as provided in clause (c) or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

         If to Buyer, addressed to:

         MindArrow Systems, Inc.
         101 Enterprise, Suite 340
         Aliso Viejo, California 92656
         Facsimile: (949) 916-8713
         Attention: Michael Friedl, Chief Financial Officer

         With a copy to:

         O'Melveny & Myers LLP
         114 Pacifica, Suite 100
         Irvine, California 92618
         Facsimile: (949) 737-2300
         Attention: J. Jay Herron, Esq.

         If to Sellers, addressed to:

         Radical Communication, Inc.
         4086 Glencoe Ave.
         Marina Del Rey, California 90292
         Facsimile: (310) 306-0126
         Attention: Bruce Stein, Chief Executive Officer

         With a copy to:

         Buchalter, Nemer, Fields & Younger, P.C.
         A Professional Corporation
         601 South Figueroa Street, 24th Floor
         Los Angeles, California 90017
         Facsimile: (213) 896-0400
         Attention: Stuart D. Buchalter, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 10.11 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

         10.12  Expenses and Attorneys Fees. Sellers and Buyer shall each pay
                ---------------------------
their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective accountants and counsel. In the event of any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action.

         10.13  Specific Performance. Sellers and Buyer each acknowledge that,
                --------------------
in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         10.14  Bulk Transfer Laws. Sellers and Buyer hereby waive compliance
                ------------------
with any applicable bulk transfer laws, including, but not limited to, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, with respect to the transactions contemplated hereby. Each Seller agrees to indemnify, defend and hold harmless Buyer from any and all Losses resulting from the assertion of claims made against the Assets sold hereunder or against Buyer by creditors of Sellers under any bulk sales law with respect to liabilities and obligations of Sellers not assumed by Buyer hereunder, such indemnity to be in accordance with ARTICLE 9 hereof without regard to any limitations contained in Section 9.4.

                                   ARTICLE 11
                                   DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided,

         (a) the terms defined in this ARTICLE 11 have the meanings assigned to them in this Article 11 and include the plural as well as the singular,

         (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

         (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

         (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

         (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

         "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

         "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit C hereto.

         "Associate" of a Person means

                        (i) a corporation or organization (other than a party to this Agreement) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                        (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

                         (iii) any relative or spouse of such person or any
relative of such spouse who has the same home as such person or who is a director or officer of Sellers or any of its Affiliates.

         "Bill of Sale" means a Bill of Sale substantially in the form of Exhibit D hereto.

         "Business" means the collective business of Sellers providing software solutions, including, but not limited to, solutions for use in rich media environments, email marketing and interactive marketing, which is headquartered at Marina Del Rey, California, and shall be deemed to include, by way of example and not limitation, any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, contracts, intellectual property, brand, good will, anticipated revenues, and prospects.

         "Closing" means the consummation of the Transactions.

         "Closing Date" means the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended, or as hereafter amended.

         "Contract" means any contract, agreement, lease, license, sales order, purchase order, or other legally binding commitment or instrument, whether or not in writing.

         "Disclosure Schedule" means the Disclosure Schedule dated as of the date hereof, delivered by Sellers to Buyer and attached hereto.

         "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

         "Financial Statements" means the financial statements referred to in
Section 3.6(a).

         "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

         "Governmental Entity" means any government or any agency, district, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

         "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the
                                                   -----------------
party entitled to indemnity hereunder; and "Indemnifying Party" means the party
                                            ------------------
obligated to provide indemnification hereunder.

         "Intellectual Property" has the meaning specified in Section 1.1(d).

         "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

         "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

         "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

         "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

         "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

         "Tax" means any foreign, federal, state, county or local income, sales, use, excise, franchise, ad valorem, real and personal property, transfer, gross receipt, stamp, premium, profits, customs, duties, windfall profits, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding taxes, fees, assessments or charges of any kind whatever imposed by any Governmental Entity, any interest and penalties (civil or criminal), additions to tax, payments in lieu of taxes or additional amounts related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

         "Tax Return" means a declaration, statement, report, return or other document or information required to be filed or supplied with respect to Taxes.

         "Transaction Documents" means this Agreement, the Buyer's Note, the Assignment and Assumption Agreement and the Bill of Sale.

         "Transactions" means the transactions contemplated by the Transaction Documents.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                   MINDARROW SYSTEMS, INC.

                                   By:  ________________________________________
                                        Robert I. Webber
                                        Chief Executive Officer


                                   By:  ________________________________________
                                        Michael R. Friedl
                                        Chief Financial Officer



                                   RADICAL COMMUNICATION, INC.

                                   By:  ________________________________________
                                        Bruce Stein
                                        Chief Executive Officer


                                   By:  ________________________________________
                                        Marc Verville
                                        Chief Financial Officer


                                   STREAMEDIA.COM, LLC

                                   By:  RADICAL COMMUNICATION, INC.
                                   Its:   MANAGING MEMBER

                                   By:  ________________________________________
                                        Bruce Stein
                                        Chief Executive Officer

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT

                                [attached hereto]

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

                                [attached hereto]

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                [attached hereto]

                                    EXHIBIT D

                                  BILL OF SALE

                                [attached hereto]

                                    EXHIBIT E

                           FORM OF BODY OF OPINION OF
                                COUNSEL TO SELLER

                                [attached hereto]

                                    EXHIBIT F

                           FORM OF BODY OF OPINION OF
                                COUNSEL TO BUYER

                                [attached hereto]

                              DISCLOSURE SCHEDULES
                              --------------------